UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 1, 2013 (February 25, 2013)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Fourteenth Amendment to Second Amended and Restated Credit Agreement

On February 25, 2013 (the “Fourteenth Amendment Effective Date”), Magnum Hunter Resources Corporation (the “Company”) entered into a Fourteenth Amendment to Second Amended and Restated Credit Agreement (the “Fourteenth Amendment”), by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto.

The Second Amended and Restated Credit Agreement (the “Credit Agreement”) provides for an asset-based, senior secured revolving credit facility (the “Revolving Facility”) maturing April 13, 2016.  The Revolving Facility is governed by a semi-annual borrowing base redetermination derived from the Company’s proved crude oil and natural gas reserves and, based on such redeterminations, the borrowing base can be increased or decreased up to a maximum commitment level of $750 million.

The Fourteenth Amendment amends the Credit Agreement as of the Fourteenth Amendment Effective Date to, among other things, increase the conforming borrowing base from $306.25 million to $350.0 million and eliminate the non-conforming borrowing base, resulting in an aggregate borrowing base of $350 million, which will be 100% conforming.  The Fourteenth Amendment also increases the permitted debt basket for senior unsecured notes of the Company (the “Senior Notes”) from $650.0 million to $800.0 million in principal amount, which will permit the Company to issue up to $200.0 million in principal amount of Senior Notes in the future, in addition to the $600.0 million aggregate principal amount of Senior Notes currently outstanding.  Under the Credit Agreement, the borrowing base will be automatically reduced by $0.25 for each $1.00 in principal amount of any Senior Notes that may be issued by the Company in the future.

The Fourteenth Amendment also modifies various negative covenants in the Credit Agreement, including (i) increasing the allowed general Debt basket from $3.0 million to $7.5 million, (ii) increasing the allowed “Secured Debt” basket from $2.0 million to $5.0 million, (iii) increasing the allowed “Investments in Unrestricted Subsidiaries” basket from $2.0 million to $7.5 million (annually) and (iv) increasing the “Investments in Stock and Publicly Traded Companies” basket from $100,000 to $1.0 million for certain equity investments.

The Fourteenth Amendment also amends the definition of “Applicable Margin” and certain other provisions of the Credit Agreement as set forth therein.

The foregoing description of the Fourteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fourteenth Amendment, as well as the complete text of the Credit Agreement.  The Fourteenth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  A copy of the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2011.  Copies of the First, Second, Third, Fourth and Fifth Amendments to the Credit Agreement were filed as Exhibits 10.1, 10.1, 10.2, 10.1 and 10.1 to Current Reports on Form 8-K filed with the SEC on July 19, 2011, August 18, 2011, October 4, 2011, December 12, 2011 and February 21, 2012, respectively.  Copies of the Sixth and Seventh Amendments to the Credit Agreement were filed as Exhibits 10.1 and 10.2 to a Current Report on Form 8-K filed with the SEC on May 8, 2012.  A copy of the Eighth Amendment to the Credit Agreement was filed as Exhibit 10.3 to a Quarterly Report on Form 10-Q filed with the SEC on August 9, 2012.  A copy of the Ninth Amendment to the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on August 13, 2012.  Copies of the Tenth and Eleventh Amendments to the Credit Agreement were filed as Exhibits 10.1 and 10.2 to a Current Report on Form 8-K filed with the SEC on November 14, 2012.  A copy of the Twelfth Amendment to the Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 7, 2012.  A copy of the Thirteenth Amendment to the Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 21, 2012.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1

Fourteenth Amendment to Second Amended and Restated Credit Agreement, dated February 25, 2013, by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: March 1, 2013	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Fourteenth Amendment to Second Amended and Restated Credit Agreement, dated February 25, 2013, by and among the Company, Bank of Montreal, as administrative agent, and the lenders and guarantors party thereto